As filed, via EDGAR, with the Securities and Exchange Commission on October 19, 1998.
                                                               File No.:________
                                                              ICA No.: _________

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant [ ]
Filed by a party other than the registrant [X]

   Check the appropriate box:

[ ]Preliminary proxy statement
[ ]Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
14a-6(e)(2))
[X] Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                      -------------------------------------
                (Name of Registrant as Specified in Its Charter)


       MERCURY SHAREHOLDER ASSOCIATES LLC, BARINGTON CAPITAL GROUP, L.P.,
       ------------------------------------------------------------------
                           and BANNER AEROSPACE, INC.
                           --------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]No fee required
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                       1998 ANNUAL MEETING OF STOCKHOLDERS
                                       of
                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                       4041 N. Central Avenue, Suite 2000
                             Phoenix, Arizona 85012
              -----------------------------------------------------


                                 PROXY STATEMENT
                                       of
                       MERCURY SHAREHOLDER ASSOCIATES LLC
                                       and
                          BARINGTON CAPITAL GROUP L.P.


              -----------------------------------------------------



         This Proxy Statement and the accompanying Letter to Stockholders and BLUE Annual Meeting proxy card are furnished in connection with the solicitation of proxies by Mercury Shareholder Associates LLC ("Mercury") to be used at the 1998 Annual Meeting of Stockholders of Interactive Flight Technologies, Inc., a Delaware corporation (the "Company"), to be held at the Metropolitan Club, located at One East 60th Street, New York, New York, on October 30, at 10:00 a.m., local time and at any adjournments or postponements thereof (the "Annual Meeting").

Management's Proposals

            At the Annual Meeting, management of the Company will seek approval:

              1. To elect a slate of five Directors, consisting of the Company's current five Directors, who would serve for the coming year;

              2. To amend the Company's Amended and Restated Certificate of Incorporation to divide the Board of Directors into three classes (the "Board Classification");

              3. To amend the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's outstanding shares of Class A and Class B Common Stock, on the basis of one new share for every three outstanding shares (the "Reverse Stock Split");

              4. To approve the appointment by the Board of Directors of KPMG Peat Marwick LLP, certified public accountants, as independent auditors of the Company for the fiscal year ending October 31, 1998 ("the Appointment of Auditors").

Mercury's Proposals

         Mercury, an affiliate of Barington Capital Group L.P. ("Barington"), is soliciting your proxy in support of the election of its five nominees named below (the "Mercury Nominees") and in opposition to the Company's proposal to divide and stagger the Company's Board of Directors.

         ALL MERCURY NOMINEES ARE COMMITTED TO EXITING THE COMPANY'S EXISTING BUSINESS AND REDIRECTING THE COMPANY'S ASSETS TO INVESTMENTS IN OPERATING BUSINESSES THAT WILL CREATE STOCKHOLDER VALUE.

         Mercury favors the Reverse Stock Split and the Appointment of Auditors.

         MERCURY URGES YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE COMPANY. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO D.F. KING & CO., INC., OR TO THE SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. SEE "PROXY PROCEDURES" BELOW.

         Mercury is a Delaware limited liability company formed for the purpose of this proxy solicitation. The members of Mercury include Barington, Banner Aerospace, Inc., an 82% subsidiary of The Fairchild Corporation ("Banner"), and the Mercury Nominees. Barington is a full service investment banking firm focused on providing capital and advisory services to small and emerging growth companies. Banner is an international supplier to the aerospace industry, distributing a wide range of aircraft parts and related support services. The address of Mercury and Barington is 888 Seventh Avenue, 17th Floor, New York, New York 10019, and their telephone number is (212) 974-5700. The address of Banner is 45026 Aviation Drive, Dulles, Virginia 20166, and its telephone number is (703) 478-5790.

         In reliance upon Rule 14a-5(c) of the Securities and Exchange Act of 1934,/1/ reference is made to the Company's definitive proxy statement dated October 15, 1998 (the "Company Proxy Statement") for a full description of management's proposals, as well as information with respect to the record date for the Annual Meeting (the "Record Date"), the number of shares of Company stock outstanding and eligible to vote at the Annual Meeting, the number of votes per share of each class of Company stock, the quorum, the securities
ownership  of  the  Company,   information  about  the  Company's  officers  and
directors, including compensation, information about the approval of the appointment of KPMG Peat Marwick LLP, and the date by which stockholders must submit proposals for consideration at the next annual meeting.

         This Proxy Statement, the accompanying Letter to Stockholders and the BLUE Annual Meeting proxy card are first being furnished to the Company stockholders on or about October 20, 1998.

                                  ------------

--------
         /1/ Rule 14a-5(c) provides that "any information contained in any other proxy soliciting material which has been furnished to each person solicited in connection with the same meeting or subject matter may be omitted from the proxy statement, if a clear reference is made to the particular document containing such information."

                                    IMPORTANT

         Mercury urges you to mark, sign, date and return the enclosed BLUE Annual Meeting proxy card to vote FOR the Mercury Nominees; AGAINST the Board Classification; FOR the Reverse Stock Split; and FOR the Appointment of Auditors.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         According to the Company Proxy Statement, the Company currently has five directors, all of whose terms will expire at the Annual Meeting.

         Mercury proposes that the Company's stockholders elect the Mercury Nominees as the directors of the Company at the Annual Meeting. If all Mercury Nominees are elected, the Mercury Nominees would constitute the entire Board of Directors of the Company. The Mercury Nominees are listed below and have furnished the following information concerning their principal occupations or employment and certain other matters. Each Mercury Nominee, if elected, would hold office until the 1999 Annual Meeting of Stockholders and until a successor has been elected and qualified or until his earlier death, resignation or removal. Although Mercury has no reason to believe that any of the Mercury Nominees will be unable to serve as directors, if any one or more of the Mercury Nominees is not available for election, the persons named on the BLUE Annual Meeting proxy card will vote for the election of such other nominees as may be proposed by Mercury.

Mercury Nominees for Directors

         Richard N. Daniel, age 63, was Chairman and Chief Executive Officer of Handy & Harman until April 1998. He was appointed President and Chief Operating Officer of Handy & Harman in 1979, became President and Chief Executive Officer in 1983, and on January 1, 1988 became Chairman of the Board. Handy & Harman, a diversified manufacturer providing engineered products, system components and precious metal fabrication, was founded in 1867. Mr. Daniel first joined Handy & Harman in 1971 as Vice President and Corporate Controller with responsibility for Corporate Planning & Development. His primary mandate was the acquisition of manufacturing facilities to accelerate the Company's diversification program into non-precious metals. His prior career included associations with manufacturing divisions of industrial companies, including Texas Instruments, Nabisco and Wheelabrator-Frye Corp. He also served nine-year years in Corporate Planning at Mobil Oil, as well as two years with the Wall Street firm of Laird & Co.. Mr. Daniel is on the Board of Directors of the Treasurer's Fund, Inc., a member of the Gabelli Asset Management group of funds, and is a member of the Board of Directors of MarketSpan Corporation. Mr. Daniel's business address is 555 Madison Avenue, New York, New York 10022.

         Seymour Holtzman, age 63, is the founder and Chief Executive Officer of Jewelcor, Inc. and Gruen Marketing Corporation and has managed public companies for over 25 years. He has a total of more than 35 years of management experience and has been featured in Forbes, Business Week, The Wall Street Journal, The New York Times and other national business publications. In 1990, Mr. Holtzman led a pioneering group of internationally prominent western businessmen to invest in eastern and central Europe. This group purchased the General Banking & Trust Co., Ltd., in Budapest, Hungary, which was the first bank in eastern Europe to be privatized. Since 1990, Mr. Holtzman has served as Chairman and Chief
Executive Officer of Jewelcor Management & Consulting, Inc., located in Wilkes-Barre, Pennsylvania; C.D. Peacock, Inc., a Chicago, Illinois retail jewelry establishment founded in 1837; Central European Capital Investors, Inc., an investment company operating in eastern Europe; and S.A. Peck & Company, a retail and mail order jewelry company based in Chicago, Illinois. Mr. Holtzman is the President and founder of the Financial Thrift Value Fund. Mr. Holtzman served as the National Finance Co-Chairman for the 1980 Reagan-Bush Campaign. In 1981 he was appointed by President Reagan to the United States Department of Commerce's Industry Policy Advisory Committee for trade policy matters. Mr. Holtzman's business address is 100 North Wilkes-Barre Boulevard, Wilkes Barre, PA 18702.

         Michael A. McManus, Jr., age 55, served as President and Chief Executive Officer New York Bancorp, Inc., a bank holding company operating in Long Island, New York until March 1998, and is currently serving as a consultant. Previously, he was Vice President - Business Planning and Development, Consumer Division, of Pfizer, Inc., where he was responsible for strategic planning, new products, licensing, market research, clinical, and scientific affairs. In 1985 and 1986, he was an Executive Vice President of Revlon Group (formerly Pantry Pride) responsible for day-to-day operations of the Company's Florida headquarters. He was actively involved in several acquisitions, including the one billion dollar acquisition of Revlon by Pantry Pride. From 1982 through 1985, he was an assistant to the President of the United States responsible for managing five White House functions and special projects. He was a member of all senior policy and planning groups. From 1977 to 1982, he was corporate counsel at Pfizer, Inc., responsible for corporate acquisitions and financings while also serving as General Counsel to the Chemical Division. Prior thereto, he served as a Special Assistant to the Secretary of Commerce of the United States Department of Commerce where he was responsible for working on economic problems of the Northeastern United States and managing the $70,000,000 funding for the 1980 Lake Placid Olympics and has recently been appointed to the Board of Directors of the United States Olympic Committee. Previously, he served as Executive Vice President and Chief Operating Officer of the American Freedom Train Foundation, a bicentennial project sponsored by General Motors, Kraft, Prudential, and Pepsi. Mr. McManus' business address is 100 White Plains Road, Bronxville, NY 10108.

         Donald E. Miller, age 51, has been Executive Vice President of The Fairchild Corporation since September 1998 and is continuing to serve as its General Counsel, a position he has held since 1991. The Fairchild Corporation is a leading manufacturer of advanced aerospace fastening devices and holds an 82% interest in Banner. Mr. Miller had served as Senior Vice President of The Fairchild Corporation since 1991, and its Corporate Secretary since 1995. He was Vice President and General Counsel of Fairchild Industries, Inc. from 1991 to 1996, and has also served as a Director of Shared Technologies Fairchild Inc. Prior to 1991, he was a principal of the law firm of Temkin & Miller, Ltd., of Providence, Rhode Island, where he practiced law from 1974 through 1991. He was also a former law clerk to the Honorable Alfred H. Joslin, Supreme Court of Rhode Island. Mr. Miller's business address is 45025 Aviation Drive, Dulles, VA 20166.

         Joseph R. Wright, Jr., age 59, is Chairman, Chief Executive Officer, and President of AmTec, Inc., a U.S. public company focused on developing, marketing, and financing telecommunications projects in the People's Republic of China, founded in 1995. He also serves currently as Chairman and Director of GRC International, Inc., a knowledge-based information technology company primarily servicing the U.S. Department of Defense; Co-Chairman of Baker & Taylor Holdings Inc., an international book and video distribution company; and Vice Chairman of The Jefferson Group, a consulting firm in Washington, D.C. From 1989 to 1994, Mr. Wright served in various executive capacities for W.R. Grace & Co., an international specialty chemicals and health care company, and its associated companies, including Executive Vice President and Vice Chairman of W.R. Grace & Co., President of Grace Energy Corporation and Chairman of Grace Environmental Inc. From 1982 to 1989, Mr. Wright held the position of Director and Deputy Director of the Office of Management and Budget, The White House, and was a member of President Reagan's Cabinet. Prior to 1982, Mr. Wright served as Deputy Secretary, United States Department of Commerce, and as President of Citicorp Retail Services and Retail Consumer Services; held posts in the Department of Agriculture, the United States Census Bureau and the Department of Commerce; and was Vice President of Booz, Allen & Hamilton, a management consulting firm. Mr. Wright currently serves on the Board of Directors of GRC International, Inc., Travelers Group, Inc., Baker & Taylor Holdings, Inc., Netmatics, Inc., and the Washington Scholarship Fund. He is a member of the Board of Advisors of Great Lakes Pulp and Fiber Corporation; trustee of Hampton University and chairman of its Investment Committee; a director of Citizens for a Sound Economy and The Freedom Foundation; and a member of the Chief Executives Organization and Young President's Organization. Mr. Wright's business address is 599 Lexington Avenue, New York, New York 10022.

         It is anticipated that each of the Mercury Nominees, upon his election as a director of the Company, will receive director's fees consistent with the Company's practices as set forth in the Company Proxy Statement.

         If Mercury's proxy solicitation is successful, Barington may in the future provide investment banking services to the Company. However, there are no current arrangements or understandings between Barington and the Mercury Nominees with respect to such services.

         Except as set forth above, or under "Background of the Solicitation" on
Schedule II below, none of Mercury, the Mercury Nominees or any of their respective associates (i) has any arrangements or understandings with any person or persons with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates may be a party; (ii) has carried on any occupation or employment with the Company or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Company; (iii) has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered to or on behalf of the Company; (iv) since November 1, 1996, has engaged in or has a direct or indirect material interest in any transaction or series of similar transactions to which the Company or any of its subsidiaries was or is to be a party in which the dollar amount involved exceeded, or is expected to exceed, $60,000 in the aggregate; (v) since November 1, 1996, has been indebted to the Company or any of its subsidiaries in an amount in excess of $60,000; or (vi) is a party adverse to the Company or any of its subsidiaries in any material proceedings or has a material interest adverse to the interest of the Company or any of its subsidiaries in any such proceedings. No family relationships exist among the Mercury Nominees or between any of the Mercury Nominees and any director or executive officer of the Company.

         Certain additional information relating to, among other things, the ownership, purchase and sale of securities of the Company by Mercury, the Mercury Nominees and their respective associates,or arrangements with respect thereto, is set forth in "Security Ownership of Mercury and its Affiliates" below and in Schedule II.

         Each of the outstanding shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), is entitled to one vote per share on all matters to be voted upon at the Annual Meeting, and each outstanding share of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Company Stock"), is entitled to six votes per share on all matters to voted upon at the Annual Meeting (except as otherwise discussed under "Background of the Solicitation" below). The election of directors requires a plurality vote of those votes represented in person or by proxy at the Annual Meeting. Accordingly, the five nominees receiving the highest number of votes of the Company Stock represented and voting at the Annual Meeting will be elected to serve on the Board. Abstentions and broker non-votes will have no effect on the election of the directors listed above.

         The accompanying BLUE Annual Meeting proxy card will be voted at the Annual Meeting in accordance with your instructions on such card. You may vote FOR the election of each of the Mercury Nominees or withhold authority to vote for the election of all the Mercury Nominees by marking the proper box on the BLUE Annual Meeting proxy card. You may also withhold your vote from any one or more of the Mercury Nominees by writing the name of such nominee(s) in the space provided on the BLUE Annual Meeting proxy card. IF NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE BLUE ANNUAL MEETING PROXY CARD FOR THE ELECTION OF ALL THE MERCURY NOMINEES PROVIDED THAT YOU HAVE SIGNED THE PROXY CARD. Mercury and its affiliates, which in the aggregate own 390,126 shares of Class A Common Stock (not including shares issuable upon exercise of warrants), will vote those shares FOR the election of the Mercury Nominees and as otherwise recommended in this Proxy Statement.

         Mercury believes that it is in your best interest to elect the Company Nominees at the Annual Meeting. All Mercury nominees are committed to exiting the Company's existing business and redirecting the Company's assets to investments in operating businesses that will create stockholder value. See "Mercury's Plan for Enhancing Stockholder Value" below.

         MERCURY STRONGLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE MERCURY NOMINEES LISTED ABOVE.


                                   PROPOSAL 2
                     OPPOSITION TO THE BOARD CLASSIFICATION

         Management has proposed that Company's Amended and Restated Certificate of Incorporation be amended to provide that the Board of Directors be divided into three classes, with the directors to hold office for staggered terms of three years each. Mercury opposes this proposal and recommends that stockholders vote against it.

         If the proposal for classification of the Board is approved, stockholders will be prevented from electing a majority of the directors for at least two annual meetings. Mercury believes that the Company's existing system in which all Board members stand for election at each annual meeting of the Company's stockholders is in the best interests of the Company and its stockholders. The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for implementation of those policies. Requiring each director to stand for election annually allows stockholders an opportunity to register their views on the performance of the Board collectively and each director individually.

         Classifying the Board of Directors would maintain the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to the Company's stockholders. In addition, under Delaware law, directors on a staggered board cannot be removed without cause, even if a majority of the Company's stockholders is in favor of such removal. A staggered board may also prevent consummation of a business combination transaction that offers stockholders premium value for their shares, and is therefore favored by a majority of stockholders, but which is opposed by the Board of Directors.

         Mercury also believes that implementation of a staggered board is particularly inappropriate for the Company at this time. The Company does not have a Board that has been in office for any length of time, whose prior performance might justify entrusting the directors with the powers of a staggered board notwithstanding its disadvantages.

         Under Delaware law, the affirmative vote of the holders of a majority of the votes entitled to be cast by all outstanding shares of Company Stock is required to adopt the Board Classification proposal. Abstentions and broker non-votes will therefore count as if they were votes against the proposal. If less than a majority of such votes are affirmatively voted in favor of the proposal, the proposal will be defeated.

         MERCURY RECOMMENDS A VOTE "AGAINST" APPROVAL OF THE CLASSIFICATION BOARD PROPOSAL.


                                   PROPOSAL 3
                               REVERSE STOCK SPLIT

         Management has proposed a reverse stock split of the outstanding Company Stock on the basis of one (1) new share of Class A Common Stock or Class B Common Stock, as the case may be, for each three (3) shares of presently outstanding Class A Common Stock and Class B Common Stock. Mercury agrees that this reverse stock split is advisable to avert possible delisting of the Company's Class A Common Stock from the NASDAQ Stock Market and to enhance the marketability of the Class A Common Stock. Reference is made to the Company Proxy Statement for additional information about the Reverse Stock Split Proposal.

         Under Delaware law, the affirmative vote of the holders of a majority of the votes entitled to be cast by all outstanding shares of Company Stock is required to approve the Reverse Stock Split. Abstentions and broker non-votes will therefore count as if they were votes against the Reverse Stock Split.

         MERCURY RECOMMENDS A VOTE "FOR" APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

                                   PROPOSAL 4
                 APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Company has proposed the appointment of KPMG Peat Marwick LLP to act as the Company's independent accountants for the fiscal year ending October 31, 1998 and the financial statements relating thereto. Reference is made to the Company Proxy Statement for information about this proposal.

         Under Delaware law and the Company's Bylaws, approval of the Appointment of Accountants proposal requires the affirmative vote of the holders of a majority of the votes represented in person or by proxy and cast at the Annual Meeting. For this purpose, abstentions will have the effect of votes against the proposal. However, broker non-votes, like shares not represented at the meeting, will neither be counted in favor of or against the proposal, nor increase or decrease the number of votes required for approval, and therefore will not affect on the outcome of the proposal.

         MERCURY RECOMMENDS A VOTE "FOR" APPROVAL OF THE APPOINTMENT OF ACCOUNTANTS PROPOSAL.

              OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

         Mercury is not aware of any proposals other than the election of directors, the Board Classification, the Reverse Stock Split, and the Appointment of Accountants to be brought before the Annual Meeting. Should any other proposal be brought before the Annual Meeting, the vote required for approval of such proposal would be as prescribed by the Company's charter or bylaws or by applicable law. Generally, approval of a proposal would require a majority of the votes represented at the Annual Meeting and entitled to vote on the matter. Shares voted as abstentions would have the same effect as a negative vote. Shares with respect to which a broker submits a "broker non-vote" on a matter would not be counted in calculating the number of shares entitled to vote on a matter.

         Should other proposals be brought before the Annual Meeting, the persons named on the BLUE Annual Meeting proxy card will abstain from voting on such proposals. However, if such proposals adversely affect the interests of Mercury as determined by Mercury in its sole discretion and Mercury has not received notice of such proposals a reasonable time in advance of the Annual Meeting, such persons will vote on such proposals in their discretion, unless you marked the BLUE proxy card against authority to cast such discretionary votes.


                                PROXY PROCEDURES

         Stockholders are urged to mark, sign and date the enclosed BLUE Annual Meeting proxy card and return it to Mercury c/o D.F. King & Co., Inc., 77 Water Street, New York, NY 10005-4495 in the enclosed envelope in time to be voted at the Annual Meeting. Execution of the BLUE Annual Meeting proxy card will not affect your right to attend the Annual Meeting and to vote in person. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy to D.F. King & Co., Inc. or to the Secretary of the Company or by voting in person at the Annual Meeting. Only your latest dated proxy for the Annual Meeting will count.

         Only holders of record as of the close of business on the Record Date will be entitled to vote. If you were a shareholder of record on the Record Date, you may vote your shares at the Annual Meeting even if you have sold your shares before or after the Record Date. Accordingly, please vote the shares held by you on the Record Date, or grant a proxy to vote such shares, on the BLUE Annual Meeting proxy card, even if you have sold your shares before or after the Record Date.

         If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the BLUE Annual Meeting proxy card.

         Where you indicate a choice on your BLUE Annual Meeting proxy card, your shares will be voted as specified. If you indicate no choice, your shares will be voted FOR the Mercury Nominees, the Reverse Stock Split and the Appointment of Accountants, and AGAINST the Board Classification, provided that you have signed and dated the BLUE Annual Meeting proxy card.


         MERCURY'S PLAN FOR ENHANCING STOCKHOLDER VALUE

         Affiliates of Mercury have repeatedly expressed the view to management that pursuit of the Company's inflight entertainment business, which has been consistently unprofitable and has depleted the Company's capital, is not viable in the current market climate. The Company has belatedly acknowledged this view, and, in recent public filings, has disclosed that it has curtailed its sales and marketing efforts for the inflight entertainment business.

         Mercury believes that the Company should exit the inflight entertainment business as promptly as practicable and devote its resources to the acquisition of businesses with strong profit potential. According to the Company's public filings, as of July 31, 1998, the Company had on hand approximately $40,000,000 in cash and short term investment securities. As of October 31, 1997, the Company had net operating loss carryforwards of approximately $38,000,000 (the utilization of which may be limited by applicable provisions of federal tax law). These resources can be used for investments in operating businesses that will create stockholder value. In light of recent developments in the public markets, valuation of many operating entities have declined. Accordingly, there are likely to be attractive acquisition opportunities for the Company at this time. Mercury also believes that, at the currently depressed prices, it is in the best interests of the Company and its stockholders to buy back shares of the Company's Class A Common Stock.

         Stockholders need to decide which slate of nominees is best suited to implementing an acquisition program geared towards creating stockholder value. Mercury believes that its nominees have the experience and the track record that justify your vote and confidence.

         All five Mercury Nominees are or have been senior executives of substantial publicly held companies. Michael McManus, as the chief executive officer of New York Bancorp, increased total bank assets from $900 million in 1991 to $3.2 billion in 1998 and, during the same period, increased stockholder value twentyfold. Richard Daniel, during his tenure as chief operating officer and later chief executive officer of Handy & Harman, implemented a successful diversification program involving in excess of 30 acquisitions. In addition to senior management positions with a variety of financial, manufacturing and consulting firms, Joseph Wright has served as Director of the Office of Management and Budget and Deputy Secretary of the Department of Commerce. Donald Miller is Executive Vice President and General Counsel of The Fairchild Corporation, a leading aerospace manufacturer with 1997 revenues in excess of $700 million. Seymour Holtzman has over 35 years of management experience, including 25 years in public company management. Collectively, the Mercury Nominees bring to the Company seasoned expertise in a wide variety of business environments and market climates.

         In contrast to the Company's incumbent management, the Mercury Nominees do not advocate a staggered board for the Company. The Mercury Nominees will stand on the value they achieve without depriving stockholders of their corporate democracy rights.

                         BACKGROUND OF THE SOLICITATION

         In mid-1997, in the ordinary course of its brokerage business, Barington obtained certain non-discretionary customer accounts holding Company Stock. After reviewing the Company's public filings and in order to gain a better understanding of the Company's business and prospects, in July 1997, James Mitarotonda, Barington's Chairman, met with the Company's management. Barington expressed the view that, although the Company had a state-of-the-art inflight entertainment product, the Company was unlikely to experience significant demand because of the high product cost and high airline passenger loads obviating the need for expensive travel inducements. Mr. Mitarotonda suggested that the Company exit the inflight entertainment business and apply its capital to the acquisition of other businesses. The Company did not at the time adopt Barington's suggestions.

         As a result of a decline in the Company's share price and in consideration of the substantial cash balances maintained by the Company, Barington began to acquire shares for its own account. Barington continued to monitor the Company's public filings and announcements. Barington noted that the Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1997 reported that the Company experienced a $50 million loss on sales of approximately $11 million, that management had been awarded bonuses totaling $572,000 and that management's stock options had been repriced in response to a steep drop in the Company's stock price.

         On March 6, 1998, Barington filed a derivative action in the Supreme Court of the State of New York against the Company's officers and directors alleging various breaches of fiduciary duties. In its earnings release of June 5, 1998, the Company stated that "because of the lack of prospects for success in obtaining additional orders, and in order to reduce expenses further, the company has terminated almost all sales and marketing efforts as of May 29th."

         On August 12, 1998, representatives of Barington met with the Company's management. Barington indicated that, as a stockholder with a meaningful stake in the Company, it was prepared to take an active role in developing and implementing plans to enhance stockholder value. Barington also requested representation on the Company's Board. The Company did not accede to Barington's request.

         On August 11, 1998, Ocean Castle Partners, LLC ("Ocean Partners"), an entity controlled by Irwin Gross, the Company's current Chief Executive Officer and Chairman of its Board, entered into a voting agreement (the "Voting Agreement") with certain holders of the Company's Class B Common Stock. On August 25, 1998, Ocean Partners filed a lawsuit in the Chancery Court of the State of Delaware seeking to compel a meeting of the Company's stockholders. Ocean Partners also filed preliminary materials with the United States Securities and Exchange Commission in respect of a proposed consent solicitation to replace the Company's Board of Directors. On September 15, 1998, the then current Board of Directors of the Company resigned after electing the nominees of Ocean Partners as the Company's Board.

         On September 9, 1998, Barington filed an action in the Superior Court of the State of Arizona against the Company's then current and former officers and directors, repeating the allegations made in Barington's New York lawsuit. The Arizona action added Ocean Partners as a defendant and sought a declaration that the shares of Class B Common Stock whose vote was controlled by Ocean Partners pursuant to the Voting Agreement had been converted into Class A Common Stock. On September 25, 1998, the court in the Arizona action issued a preliminary injunction, the effect of which was to provide that the 2,231,111 shares of Class B Common Stock subject to the Voting Agreement had been converted into Class A Common Stock having one vote per share rather than six votes per share. Ocean Partners has appealed the issuance of the preliminary injunction, and a hearing on the appeal has been scheduled for October 27, 1998.

         Subsequent to the public disclosure of Ocean Partners' interest in the Company and the election of Ocean Partners' nominees to the Company's Board, representatives of Barington have met or otherwise communicated with Mr. Gross. Barington reiterated its proposals to take an active role in formulating and implementing a business plan for the Company. Among other things, Barington suggested that the Company implement a one-for-three reverse stock split instead of a one-for-two split originally proposed by the Company, a suggestion subsequently adopted by the Company. Barington further suggested that the Company increase its stock buy-back program. Barington also proposed providing investment banking services to the Company. Barington and the Company have continued to engage as well in discussions regarding the pending litigation in Arizona and New York. Among other things, counsel for Ocean Partners discussed with counsel for Barington a proposal to acquire shares of Company Stock held by Barington and/or its customers. However, the parties have not reached or entered into any arrangements or understandings in regard to this or any other matters.

         On October 19, 1998, Mercury and Barington commenced an action in the Supreme Court of the State of New York to stay uninstructed voting of shares held of record in broker or street name for election of directors at the annual meeting. Mercury and Barington commenced this action to prevent such votes from being cast before Mercury distributed its proxy materials. Under relevant stock exchange rules, brokers are not permitted to vote without instruction in contested election contests.

SOLICITATION OF PROXIES

         Proxies may be solicited by mail, advertisement, telephone or telecopier or in person. Solicitations may be made by officers and employees of Barington, none of whom will receive additional compensation for such solicitations. Mercury has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all its solicitation materials to the beneficial owners of the Company Stock they hold of record. Mercury will cause these record holders to be reimbursed for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

         Mercury has retained D.F. King & Co., Inc. ("D.F. King") for solicitation and advisory services in connection with the solicitation, for which D.F. King is to receive a fee of up to $50,000, together with reimbursement for its reasonable out-of-pocket expenses. Mercury and Barington have also agreed to indemnify D.F. King against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. D.F. King will solicit proxies for the Annual Meeting from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that D.F. King will employ approximately 30 persons to solicit stockholders for the Annual Meeting.

         The entire expense of soliciting proxies for the Annual Meeting is being borne by Barington. Costs incidental to this solicitation of proxies include expenditures for printing, postage, legal, accounting, public relations, advertising and related expenses and are expected to be approximately $100,000; costs incurred to the date of this Proxy Statement are approximately $40,000.

         Certain information about associates of Barington who may be deemed to be participants in this proxy solicitation is set forth in the attached Schedule I.

         If the Mercury Nominees are elected, Mercury will seek to cause the Mercury Nominees to have Barington reimbursed by the Company for all expenses incurred in connection with this proxy solicitation as well as the expenses incurred by Barington in its litigation against the Company and Ocean Partners, but does not expect that the question of such reimbursement will be submitted to a vote of stockholders.

         If Mercury should withdraw, or materially change the terms of, this solicitation of proxies prior to the Annual Meeting, Mercury will supplement this Proxy Statement or otherwise publicly disseminate information regarding such withdrawal or change and, in appropriate circumstances, will provide stockholders with a reasonable opportunity to revoke their proxies prior to the Annual Meeting.

                SECURITY OWNERSHIP OF MERCURY AND ITS AFFILIATES

         Mercury owns no securities of the Company. The shares of the Company's Class A Common Stock that Mercury's affiliates beneficially own as of the Record Date are set forth in the following table:

=================================================================================================================
                                                   CLASS A COMMON STOCK                       PERCENT OF
         NAME AND ADDRESS OF                                                                    TOTAL/1/
           BENEFICIAL OWNER
                                  -------------------------------------------------------------------------------
                                          NUMBER OF                   PERCENT OF                VOTING
                                           SHARES                       CLASS                   POWER

-----------------------------------------------------------------------------------------------------------------
Barington Capital Group, L.P.            289,626/2/                  1.8%                         1.1%
888 Seventh Avenue
17th Floor
New York, New York  10019
----------------------------------------------------------------------------------------------------------------------------
Banner Aerospace, Inc.                   229,000/3/                  1.4%                         *
45026 Aviation Drive
Dulles, VA  20166
----------------------------------------------------------------------------------------------------------------------------
Michael A. McManus, Jr.                  5,000                       *                            *
100 White Plains Road
Bronxville, NY  10108
----------------------------------------------------------------------------------------------------------------------------
Donald E. Miller                         20,500                      *                            *
45026 Aviation Drive
Dulles, VA  20166
----------------------------------------------------------------------------------------------------------------------------
James Mitarotonda/4/                     46,000                      *                            *
888 Seventh Avenue
17th Floor
New York, New York  10019
----------------------------------------------------------------------------------------------------------------------------
Marc Cooper/5/                           16,000                      *                            *
888 Seventh Avenue
17th Floor
New York, New York  10019
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                    606,126                     3.7%                         2.2%
============================================================================================================================

--------
/1/ Based on 3,733,334 shares of Class B Common Stock outstanding and 16,082,637 shares of Class A Common Stock outstanding, except that shares underlying exercisable warrants to purchase Class A Common Stock are deemed to be outstanding for purposes of calculating the percentage owned by the holder(s) of such warrants.
/2/ Does not include shares of Class A Common Stock held in accounts that Barington, in the course of its broker-dealer business, maintains on behalf of its customers. Barington does not have or share the right to vote or dispose of such shares and disclaims any beneficial ownership of such shares.
/3/ Includes 112,500 Class C Warrants and 112,500 Class D Warrants, all of which are currently exercisable for one share of Class A Common Stock for each such warrant.
/4/ Mr. Mitarotonda is Chairman and Chief Executive Officer of Barington.
/5/ Mr. Cooper is Vice Chairman of Barington.
* Less than 1%

         Except as set forth above, none of Mercury, any of the Mercury Nominees or any of their respective associates owns beneficially or of record any securities of the Company or any of its subsidiaries.

                                OTHER INFORMATION

Security Ownership of Certain Beneficial Owners

         Certain information regarding shares held by the Company' directors, nominees, management and other 5% stockholders is contained in the Company proxy statement and is incorporated herein by reference.

Proposals of Security Holders

         Information concerning the date by which proposals of security holders intended to be presented at the next annual meeting of stockholders of the Company must be received by the Company for inclusion in the Company proxy statement and form of proxy for that meeting is contained in the Company Proxy Statement and is incorporated herein by reference.

         Mercury assumes no responsibility for the accuracy or completeness of any information contained herein which is based on, or incorporated by reference to, the Company Proxy Statement or the Company's public filings.

         PLEASE INDICATE YOUR SUPPORT OF THE ABOVE RECOMMENDATIONS OF MERCURY BY COMPLETING, SIGNING AND DATING THE ENCLOSED BLUE ANNUAL MEETING PROXY CARD AND RETURN IT PROMPTLY TO D.F. KING & CO., INC. IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF THE ENVELOPE IS MAILED IN THE UNITED STATES.


                                              MERCURY SHAREHOLDER ASSOCIATES LLC

October 19, 1998

                                   SCHEDULE I

       INFORMATION CONCERNING CERTAIN OFFICERS AND EMPLOYEES OF BARINGTON

         The following table sets forth the name and the present principal occupation or employment, and the name and principal occupation of the officers and employees of Barington who may solicit proxies from the Company stockholders. The principal business address of each of the such officers and employees is c/o Barington, 888 Seventh Avenue, 17th Floor, New York, NY 10019.

Name and Position                  Principal Occupation or Employment
-----------------                  ----------------------------------

James Mitarotonda                  Chairman and Chief
Chairman and Chief                 Executive Officer of
Executive Officer                  Barington

Marc Cooper                        Vice Chairman of
Vice Chairman                      Barington

Edwin Kantor                       Vice Chairman of
Vice Chairman                      Barington

Kenneth Baronoff                   Managing Director
Managing Director                  of Barington

Carl Kleidman                      Managing Director of
Managing Director                  Barington

Gary Simon                         Senior Vice President
Senior Vice President              of Barington

                                   SCHEDULE II

      INFORMATION CONCERNING SHARES OF CLASS A COMMON STOCK HELD BY MERCURY
               AND ITS AFFILIATES, INCLUDING THE MERCURY NOMINEES

         Except as disclosed in this Schedule or in the accompanying Proxy Statement, none of Mercury or the Mercury Nominees, or any of their respective affiliates and associates, owns any securities of the Company or any subsidiary of the Company, beneficially or of record, has purchased or sold any of such securities within the past two years or is or was within the past year a party to any contract, arrangement or understanding with any person with respect to any such securities.

Barington Capital Group, L.P.
--------------------------------------------
Date                              Number of
                                   Shares
                                  Purchased
--------------------------------------------
10/20/97                             5,000
10/21/97                             2,000
10/22/97                             4,300
10/23/97                            13,291
10/24/97                             1,000
11/18/97                            31,175
11/21/97                             6,500
11/24/97                             1,000
11/25/97                            15,000
12/2/97                              4,000
12/10/97                            14,000
12/11/97                             5,000
12/12/97                             5,500
12/15/97                             3,000
12/17/97                               500
12/19/97                             9,350
12/22/97                            13,000
12/23/97                             3,700
12/29/97                            18,000
4/29/98                             12,895
5/4/98                              15,000
5/4/98                               4,000
5/19/98                             13,000
6/16/98                             31,418
6/17/98                              9,000
6/22/98                             25,080
7/27/98                             11,217
7/30/98                              7,850
9/29/98                             11,850
9/30/98                              2,000
============================================



Banner Aerospace, Inc.
-------------------------------------------------------------
      Date                           Number of Shares

                              Purchased               Sold
-------------------------------------------------------------
12/24/96                     187,500/1/
5/14/97                                                 500
5/22/97                                               3,000
6/26/98                                             180,000
=============================================================



Michael A. McManus, Jr.
--------------------------------------------
Date                              Number of
                                   Shares
                                  Purchased
--------------------------------------------
9/16/98                              5,000
============================================



Donald E. Miller
--------------------------------------------
Date                              Number of
                                   Shares
                                  Purchased
--------------------------------------------
11/6/96                              1,000
9/22/98                              5,000
9/22/98                              1,000
9/22/98                              3,000
============================================

--------
/1/Shares acquired by exercise of 187,500 Class B Warrants.

James Mitarotonda
--------------------------------------------
Date                              Number of
                                   Shares
                                  Purchased
--------------------------------------------
7/29/98                             14,000
8/14/98                             15,000
9/8/98                               9,000
9/29/98                              6,000
10/13/98                             2,000
============================================



Marc Cooper
--------------------------------------------
Date                              Number of
                                   Shares
                                  Purchased
--------------------------------------------
8/19/98                             10,000
9/29/98                              6,000
============================================


                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                       1998 ANNUAL MEETING OF STOCKHOLDERS

         THIS PROXY IS SOLICITED BY MERCURY SHAREHOLDER ASSOCIATES LLC.,

         The undersigned  stockholder of Interactive Flight  Technologies,  Inc.
(the "Company")  hereby appoints each of James  Mitarotonda and Gary Simon,  and each of  them  with  full  power  of  substitution,  for and in the  name of the undersigned,  to represent and to vote, as designated below, all shares of Class
A Common Stock and Class B Common Stock of the Company that the  undersigned  is
entitled  to  vote  if  personally   present  at  the  1998  Annual  Meeting  of
Stockholders of the Company, and at any adjournment or postponement thereof. The undersigned  hereby  revokes any  previous  proxies  with respect to the matters covered by this Proxy.

         WHERE A CHOICE IS INDICATED,  THE SHARES REPRESENTED BY THIS PROXY WILL
BE VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS
PROXY WILL BE VOTED FOR  PROPOSALS 1, 3, AND 4;  AGAINST  PROPOSAL 2; AND IN THE
DISCRETION SPECIFIED IN ITEM 5.

(Please mark each proposal with an "X" in the appropriate box)

1.     ELECTION OF DIRECTORS:

Election of Richard N. Daniel, Seymour Holtzman, Michael A. McManus, Jr., Donald
E. Miller, and Joseph R. Wright, Jr.

[ ] FOR all nominees except as marked below          [ ] WITHHOLD AUTHORITY for all nominees

(INSTRUCTION: To withhold authority to vote for one or more nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority in the space provided below.)

------------------------------------------------------------------

MERCURY RECOMMENDS A VOTE FOR THE MERCURY NOMINEES.
                          ---


2.   Proposal  to amend  the  Company's  Amended  and  Restated  Certificate  of
     Incorporation to divide the Board of Directors into three classes, as described more fully in the Company Proxy Statement.

[ ] FOR                 [ ] AGAINST                  [ ] ABSTAIN

MERCURY RECOMMENDS A VOTE AGAINST PROPOSAL 2.
                          -------


3.   Proposal  to amend  the  Company's  Amended  and  Restated  Certificate  of
     Incorporation so as to effect a one-for- three reverse stock split of the Company's outstanding shares of Class A and Class B Common Stock, as described more fully in the Company Proxy Statement.

[ ] FOR                 [ ] AGAINST                  [ ] ABSTAIN

MERCURY RECOMMENDS A VOTE FOR PROPOSAL 3.
                          ---


4.   Proposal  to  approve  the  Board of  Directors'  appointment  of KPMG Peat
     Marwick LLP, certified accountants, as independent auditors of the Company for the fiscal year ending October 31, 1998.

[ ] FOR                 [ ] AGAINST                  [ ] ABSTAIN

MERCURY RECOMMENDS A VOTE FOR PROPOSAL 4.
                          ---


5.   IN THEIR  DISCRETION,  THE PROXIES ARE  AUTHORIZED  TO VOTE UPON SUCH OTHER
     PROPOSALS  AS MAY  PROPERLY  COME  BEFORE THE  MEETING  OR ANY  ADJOURNMENT
     THEREOF IF SUCH  PROPOSALS  ADVERSELY  AFFECT  MERCURY  AND MERCURY HAS NOT
     RECEIVED NOTICE THEREOF A REASONABLE TIME BEFORE THE MEETING.

               [ ] YES                       [ ] NO


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
ENVELOPE PROVIDED.


                                                     Please  date and sign  this
                                                     proxy  exactly as your name
                                                     appears hereon.




                                                     --------------------------------------------------------------

                                                                           (Signature)


                                                     --------------------------------------------------------------

                                                                       (Signature, if held jointly)


                                                     --------------------------------------------------------------

                                                                             (Title)


                                                     Dated:
                                                              -----------------------------------------------------




                                                     When  shares  are  held  by
                                                     joint tenants,  both should
                                                     sign.   When   signing   as
                                                     attorney-in-fact, executor,
                                                     administrator,     trustee,
                                                     guardian, corporate officer
                                                     or  partner,   please  give
                                                     full  title as  such.  If a
                                                     corporation, please sign in
                                                     corporate name by President
                                                     or     other     authorized
                                                     officer.  If a partnership,
                                                     please sign in  partnership
                                                     name by authorized person.

To vote in accordance with the Mercury recommendations, just sign and date this proxy; no boxes need to be checked.

                                    IMPORTANT

         Your proxy is important. No matter how many shares you own, please give Mercury your proxy FOR the election of the Mercury Nominees, the Reverse Stock Split and the Appointment of Accountants and AGAINST the Board Classification by:

          MARKING the enclosed BLUE Annual Meeting proxy card,

          SIGNING the enclosed BLUE Annual Meeting proxy card,

          DATING the enclosed BLUE Annual Meeting proxy card and

          MAILING the enclosed BLUE Annual Meeting proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

         If you have already submitted a proxy to the Company for the Annual Meeting, you may change your vote to a vote FOR the election of the Mercury Nominees and AGAINST the Board Classification Proposal by marking, signing, dating and returning the enclosed BLUE proxy card for the Annual Meeting, which must be dated after any proxy you may have submitted to the Company. Only your latest dated proxy for the Annual Meeting will count at such meeting.

         If you have any questions or require any additional information concerning this Proxy Statement or the proposals by Mercury contained herein, please contact D.F. King & Co., Inc. at the address set forth below. IF ANY OF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK NOMINEE OR OTHER SUCH INSTITUTION, ONLY IT CAN VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE THE BLUE ANNUAL MEETING PROXY CARD.

                              D.F. KING & CO., INC.
                                 77 Water Street
                             New York, NY 10005-4495
                                 (212) 269-5550
                                       or
                          Call Toll-Free (800) 848-2998